UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

ARTESIAN RESOURCES CORP
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road
Newark, Delaware 19702
(Address of principal executive offices, including zip code)

(302) 453-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On May 22, 2024, Artesian Water Company, Inc., or Artesian Water, the Staff of the Delaware Public Service Commission, or DEPSC, and the Division of the Public Advocate, or DPA, (collectively, the Parties) entered into an agreement, or Settlement Agreement, to settle Artesian Water’s April 2023 application to implement new rates.  The Settlement Agreement is expressly conditioned upon the DEPSC’s approval of all the specific terms and conditions contained in the Settlement Agreement without modification.

Artesian Water filed an initial request with the DEPSC on April 28, 2023, further supplemented with a request filed on November 30, 2023, to implement new rates to meet a requested increase in revenue of approximately $16.7 million, on an annualized basis, or 22.7%.  The DEPSC approved and Artesian Water implemented a temporary rate increase effective November 28, 2023 of approximately $10.8 million, on an annualized basis, or 14.6%, subject to refund, and reduced the Distribution System Improvement Charge previously in effect from approximately 7.5% to zero.

The Settlement Agreement authorizes a total increase in the revenue requirement of $11.2 million, on an annualized basis, or approximately 15.2%, with a rate effective date of June 12, 2024, which encompasses a 9.5% return on common equity and an overall rate of return on rate base of 6.75%.  The new rates are designed to support Artesian Water’s ongoing capital improvement program and to cover increased costs of operations, including chemicals and electricity for water treatment, water quality testing, fuel, taxes, interest, labor and benefits.  Artesian Water’s last comprehensive application for an increase in base rate charges was filed in April 2014.

Forward Looking Statements

Statements included in this Current Report on Form 8-K regarding the DEPSC’s approval of the Settlement Agreement, timing of that anticipated approval and related matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are predictions based on Artesian Resources Corporation’s, or our or we, current expectations and assumptions regarding future events.  They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them.  These statements involve risks and uncertainties that could cause our rate increase and timing to differ materially from those projected, including without limitation, the interpretation of the final order by the PSC and certain factors disclosed under Item 1A, “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements are based on our beliefs as of the date on which the statements were made and we undertake no obligation to update the forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: May 22, 2024	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer